Exhibit 4.378

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 178213 dated December 11, 2019

For Rendering

Telematics services

This License is granted to

Limited Liability Company

Zelenaya Tochka Belgorod (Zelenaya Tochka Group)

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1143123020270

Tax Identification Number (TIN)

3123355954

Location address (place of residence):

17u, Gubkina str., Belgorod, Belgorod region, 308033

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until December 11, 2024.

This License is granted by decision of the licensing body - Order dated October 31, 2019 No. 644-рчс

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.А. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 115300